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                                                                       EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP

                                August 15, 2000

Board of Directors
i2 Technologies, Inc.
One i2 Place
11701 Luna Road
Dallas, Texas 75234

         Re: Form S-8 Registration Statement for Offering of 220,000 Shares of Common Stock

Ladies and Gentlemen:

         We have acted as counsel to i2 Technologies, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 220,000 shares of common stock (the "Shares") authorized for issuance under the Aspect Development, Inc. 1996 Employee Stock Purchase Plan (the "Plan"). The Plan, together with the outstanding options authorized for issuance thereunder, has been assumed by the Company in connection with the Company's acquisition of Aspect Development, Inc. pursuant to an Agreement and Plan of Reorganization dated March 12, 2000.

         This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

         We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the assumption of the Plans, and the options authorized for issuance thereunder. Pursuant to such review, we are of the opinion that if, as and when the Shares are issued and sold (and the consideration therefore received) pursuant to the provisions of duly authorized stock purchase rights under the Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.

                                           Very truly yours,

                                           /s/ BROBECK, PHLEGER & HARRISON LLP

                                           BROBECK, PHLEGER & HARRISON LLP